Exhibit 99.1

Former Head of Product at TikTok Sean Kim joins Triller Group

Kim brings experience from TikTok and Amazon Prime to build the next generation of the Triller App

Los Angeles, Nov. 20, 2024 (GLOBE NEWSWIRE) -- Triller Group Inc. (Nasdaq: ILLR) (“Triller Group” or “the Company”) today announced the appointment of Sean Kim as the new Chief Executive Officer of Triller App and the Company’s Triller Platform Co. subsidiary, marking a pivotal moment in the company’s ongoing transformation. With this appointment, Triller is poised to accelerate its evolution, reinforcing its position as a leading force in the global social media and entertainment landscape.

Sean Kim boasts an impressive background in social media, entertainment, and commerce making him the perfect choice to lead Triller App into its next chapter of expansion and creativity. With his vast expertise and forward-thinking approach, Sean is poised to steer Triller App toward becoming the ultimate destination for creators, fans, and brands.

The next generation of Triller App is expected to be ready by Q1 2025, marking a significant milestone in the app's evolution. These strategic steps are critical to ensuring Triller Group’s place as a global leader in digital entertainment.

A Visionary Strategy to Accelerate Engagement and Product Innovation

Sean’s appointment signals Triller’s heightened focus on scaling its platform, expanding its global footprint, and delivering cutting-edge experiences for creators, fans, and brands. With an emphasis on leveraging Triller’s advanced AI-driven tools and creator-centric features, Sean aims to position Triller as the premier destination for content creators across the globe. His strategic vision will drive the platform to new heights, ensuring Triller becomes a cornerstone in the creator economy.

In addition to Sean’s appointment, Triller Group is bringing in leaders from TikTok and Amazon, adding deep industry expertise to its growing leadership team. The Company is excited to embark on this new journey and make Triller the best app for creators, fans, and brands in the industry.

“We’re bringing the best talent in the industry to Triller, and I’m thrilled to lead this transformation,” said Sean Kim. “Our mission is to become the most creator-focused social platform in the world with discovery, monetization, and ownership.”

Looking Ahead: A New Era for Triller

As Triller enters this new phase, the company is committed to delivering revolutionary features and unrivaled experiences that empower the next generation of creators. Over the coming months, Triller Group will unveil a series of new initiatives and product enhancements that will solidify its position as a leader in the digital entertainment space.

For more details, please visit our Investor Relations page at https://trillercorp.com/ir/.

About Triller Group Inc.

Triller Group is a US-based company that operates two main businesses: the newly merged US-based social media operations (Triller Corp.), and the legacy operations of the Company in Hong Kong (“AGBA”).

Triller Corp. is a next-generation, AI-powered, social media and live-streaming event platform for creators. Pairing music culture with sports, fashion, entertainment, and influencers through a 360-degree view of content and technology, Triller Corp. uses proprietary AI technology to push and track content virally to affiliated and non-affiliated sites and networks, enabling them to reach millions of additional users. Triller Corp. additionally owns Triller Sports, Bare-Knuckle Fighting Championship (BKFC); Amplify.ai, a leading machine-learning, AI platform; and TrillerTV, a premier global PPV, AVOD, and SVOD streaming service. For more information, visit www.triller.co.

Established in 1993, AGBA is a leading, multi-channel business platform that offers a broad set of financial services and healthcare products to consumers through a tech-led ecosystem, enabling clients to unlock the choices that best suit their needs. The Group is organized into four market-leading businesses: Platform Business, Distribution Business, Healthcare Business, and Fintech Business. For more information, please visitwww.agba.com.

Safe Harbor Statement

This press release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. When the Company uses words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate” or similar expressions that do not relate solely to historical matters, it is making forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause the actual results to differ materially from the Company’s expectations discussed in the forward-looking statements. These statements are subject to uncertainties and risks including, but not limited to, the following: the Company’s goals and strategies; the Company’s future business development; product and service demand and acceptance; changes in technology; economic conditions; the outcome of any legal proceedings that may be instituted against us following the consummation of the business combination; expectations regarding our strategies and future financial performance, including its future business plans or objectives, prospective performance and opportunities and competitors, revenues, products, pricing, operating expenses, market trends, liquidity, cash flows and uses of cash, capital expenditures, and our ability to invest in growth initiatives and pursue acquisition opportunities; reputation and brand; the impact of competition and pricing; government regulations; fluctuations in general economic and business conditions in Hong Kong and the international markets the Company plans to serve and assumptions underlying or related to any of the foregoing and other risks contained in reports filed by the Company with the SEC, the length and severity of the recent coronavirus outbreak, including its impacts across our business and operations. For these reasons, among others, investors are cautioned not to place undue reliance upon any forward-looking statements in this press release. Additional factors are discussed in the Company’s filings with the SEC, which are available for review at www.sec.gov. The Company undertakes no obligation to publicly revise these forward–looking statements to reflect events or circumstances that arise after the date hereof.

Investor & Media Relations:

Bethany Lai

ir@triller.co
investorrelations@triller.co

Breanne Fritcher

Breanne.fritcher@wachsman.com

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